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                                                                     Exhibit 24

                              POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and constitutes Thomas E. Williams, and Anthony J. Allott, and each of them singly, his true and lawful attorneys with full power to them, and each of them singly, to sign on his behalf and in his name in the capacities indicated below the Annual Report on Form 10-K of Applied Extrusion Technologies, Inc. for the fiscal year ended September 30, 1999, and any and all amendments to said Annual Report and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorneys, or any of them, to said Annual Report and any and all amendments thereto.

SIGNATURE                  CAPACITY IN WHICH SIGNED            DATE

/s/ Amin J. Khoury         Chairman of the Board and           December 7, 1999
------------------         Director
Amin J. Khoury

/s/ Thomas E. Williams     Director, President, and Chief      December 7, 1999
----------------------     Executive Officer (principal
Thomas E. Williams         executive officer

/s/ Paul W. Marshall       Director                            December 7, 1999
--------------------
Paul W. Marshall

/s/ Richard G. Hamermesh   Director                            December 7, 1999
------------------------
Richard G. Hamermesh

/s/ Mark M. Harmeling      Director                            December 7, 1999
---------------------
Mark M. Harmeling

/s/ Nader A. Golestaneh    Director                            December 7, 1999
-----------------------
Nader A. Golestaneh

/s/ Joseph J. O'Donnell    Director                            December 7, 1999
-----------------------
Joseph J. O'Donnell